Exhibit 99.1

Praxair Reports Second-Quarter 2014 Results

  Sales of $3.1 billion, 3% above prior-year quarter
  EPS of $1.58, up 6% versus prior-year quarter
  Strong operating and EBITDA* margins of 22.4% and 32.1%, respectively
  Cash flow from operations strong at $847 million, 27% of sales
  $1.9 billion project backlog; bid activity strongest in North America and Asia
  EPS guidance: 2014 full-year $6.30 to $6.45, up 6% to 9% year-over-year,* and 3Q14 $1.58 to $1.65

DANBURY, Conn.--(BUSINESS WIRE)--July 23, 2014--Praxair, Inc. (NYSE:PX) reported second-quarter net income of $467 million and diluted earnings per share of $1.58, 5% and 6% above the prior-year quarter, respectively.

Sales in the second quarter were $3,113 million, 3% above the prior-year quarter, and up 5% excluding foreign currency. Organic sales grew 4% driven by new project start-ups, primarily in North America and Asia, and price across all operating segments. By end-market, sales growth was strongest for metals, energy and food & beverage customers. Acquisitions contributed 1% growth in the quarter.

Operating profit in the second quarter was $697 million, 5% above the prior-year quarter. Excluding negative currency translation impacts, operating profit rose 7% primarily driven by higher pricing and productivity gains. Operating profit as a percentage of sales was a strong 22.4% and EBITDA margin grew to 32.1%.*

Second-quarter cash flow from operations was $847 million and funded capital expenditures of $384 million, primarily for new production plants under long-term contracts with customers. Acquisition expenditures in the quarter were $46 million, primarily related to U.S. packaged gas businesses. The company paid dividends of $190 million and repurchased $140 million of stock, net of issuances. The after-tax return on capital and return on equity for the quarter were 12.6% and 28.3%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair delivered another solid quarter with operating profit growth of 7%, outpacing sales growth of 5%, excluding currency headwinds, despite moderating growth in emerging markets. We achieved superior operating cash flow as a percentage of sales of 27% as a result of our consistent focus on high-quality growth and strong return on capital.

“Sales growth was driven by new projects in North America and Asia, as well as disciplined price execution across all of our operating segments. We grew the base business modestly in North America, Europe and Asia, but this growth was mitigated by weaker South American volumes as a result of negative industrial production in Brazil.

“As we look to the remainder of the year, we don’t anticipate significant economic improvement in the second half. However, Praxair’s relentless focus on operational excellence, project execution and financial discipline will continue to deliver increasing cash flow and earnings per share for our shareholders.”

For the third quarter of 2014, Praxair expects diluted earnings per share in the range of $1.58 to $1.65.

For the full year of 2014, Praxair expects sales in the range of $12.4 billion to $12.7 billion. The company expects diluted earnings per share to be in the range of $6.30 to $6.45, 6% to 9%* above the prior year. This year-over-year growth rate was reduced by approximately 2% negative foreign currency translation impact. Full-year capital expenditures are expected to be about $1.8 billion, and the effective tax rate is forecasted to remain at about 28%.

Following is additional detail on second-quarter 2014 results by segment.

In North America, second-quarter sales were $1,628 million, 5% above the prior-year quarter and up 7% excluding negative currency translation impacts. Organic sales growth was 5% driven primarily by higher pricing and increased sales to the energy end-market as on-site volumes increased from new project start-ups for hydrogen supply to refinery customers. Acquisitions contributed 1% growth. Operating profit of $398 million grew 4% from the prior year due to higher pricing, higher volumes and ongoing productivity initiatives.

In Europe, second-quarter sales were $408 million, up 7% versus the second quarter of 2013. Acquisitions, primarily Dominion Technology Gases, contributed 3% growth. Organic sales growth of 1% came from higher pricing. Operating profit of $78 million increased 13% versus the prior-year quarter, and was driven by positive currency translation, acquisitions and higher price.

In South America, second-quarter sales were $509 million. Sales grew 3% from the prior-year quarter, excluding an 8% negative currency impact, primarily due to higher overall pricing. Operating profit was $113 million, up 1% excluding currency effects, due to higher pricing partially offset by lower volumes in Brazil and cost inflation.

Sales in Asia were $394 million in the quarter, up 4% from the prior year driven by higher pricing and volume growth in India, China, Korea and Thailand. Sales growth came primarily from metals, energy and electronics customers. Operating profit was $76 million, 25% above the prior-year quarter due primarily to higher volumes, price and productivity initiatives.

Praxair Surface Technologies had second-quarter sales of $174 million, 5% above the prior year. Organic sales increased 4% primarily from higher price. Operating profit was $32 million, as compared to $31 million in the prior year, due primarily to higher price.

About Praxair

Praxair, Inc., a Fortune 250 company with 2013 sales of $12 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

*See attachments for calculations of non-GAAP measures.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Non-GAAP Reconciliations and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, July 23, at 11:00 am Eastern Daylight Time. The number is (617) 399-5137 -- Passcode: 64992155. The call also is available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2014	2013	2014	2013

SALES	$3,113	$3,014	$6,139	$5,902
Cost of sales	1,767	1,710	3,493	3,348
Selling, general and administrative	335	344	661	681
Depreciation and amortization	293	275	578	541
Research and development	24	24	47	48
Venezuela currency devaluation	-	-	-	23
Other income (expense) - net	3	4	12	4
OPERATING PROFIT	697	665	1,372	1,265
Interest expense - net	43	41	89	81
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	654	624	1,283	1,184
Income taxes	183	174	359	338
INCOME BEFORE EQUITY INVESTMENTS	471	450	924	846
Income from equity investments	10	11	19	21
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	481	461	943	867
Less: noncontrolling interests	(14)	(16)	(28)	(31)
NET INCOME - PRAXAIR, INC.	$467	$445	$915	$836

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.59	$1.50	$3.12	$2.82

Diluted earnings per share	$1.58	$1.49	$3.08	$2.79

Cash dividends	$0.65	$0.60	$1.30	$1.20

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	292,945	295,668	293,570	296,136
Diluted shares outstanding (000's)	295,976	298,654	296,679	299,290

Note: See page 9 for a reconciliation to 2013 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$173	$138
Accounts receivable - net	2,075	1,892
Inventories	542	506
Prepaid and other current assets	369	380
TOTAL CURRENT ASSETS	3,159	2,916

Property, plant and equipment - net	12,552	12,278
Goodwill	3,270	3,194
Other intangibles - net	619	596
Other long-term assets	1,325	1,271
TOTAL ASSETS	$20,925	$20,255
LIABILITIES AND EQUITY
Accounts payable	$914	$921
Short-term debt	595	782
Current portion of long-term debt	5	3
Other current liabilities	1,032	958
TOTAL CURRENT LIABILITIES	2,546	2,664
Long-term debt	8,565	8,026
Other long-term liabilities	2,314	2,255
TOTAL LIABILITIES	13,425	12,945

REDEEMABLE NONCONTROLLING INTERESTS	194	307

EQUITY
Praxair, Inc. shareholders' equity	6,911	6,609
Noncontrolling interests	395	394
TOTAL EQUITY	7,306	7,003
TOTAL LIABILITIES AND EQUITY	$20,925	$20,255

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2014	2013	2014	2013
OPERATIONS
Net income - Praxair, Inc.	$467	$445	$915	$836
Noncontrolling interests	14	16	28	31
Net income (including noncontrolling interests)	481	461	943	867

Adjustments to reconcile net income to net cash provided
by operating activities:
Venezuela currency devaluation	-	-	-	23
Depreciation and amortization	293	275	578	541
Accounts receivable	(33)	(3)	(169)	(164)
Inventory	(17)	(11)	(33)	(27)
Payables and accruals	84	(6)	(32)	(6)
Pension contributions	(4)	(38)	(13)	(43)
Deferred income taxes and other	43	(101)	109	(142)
Net cash provided by operating activities	847	577	1,383	1,049

INVESTING
Capital expenditures	(384)	(522)	(777)	(988)
Acquisitions, net of cash acquired	(46)	(171)	(170)	(1,269)
Divestitures and asset sales	5	7	71	38
Net cash used for investing activities	(425)	(686)	(876)	(2,219)

FINANCING
Debt increase (decrease) - net	(100)	439	364	1,755
Issuances of common stock	20	43	69	76
Purchases of common stock	(160)	(195)	(446)	(345)
Cash dividends - Praxair, Inc. shareholders	(190)	(177)	(381)	(355)
Excess tax benefit on stock option exercises	4	10	24	24
Noncontrolling interest transactions and other	29	(12)	(111)	(17)
Net cash provided by (used for) financing activities	(397)	108	(481)	1,138

Effect of exchange rate changes on cash and
cash equivalents	4	(10)	9	(23)

Change in cash and cash equivalents	29	(11)	35	(55)
Cash and cash equivalents, beginning-of-period	144	113	138	157

Cash and cash equivalents, end-of-period	$173	$102	$173	$102

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2014	2013	2014	2013
SALES
North America	$1,628	$1,552	$3,208	$3,009
Europe	408	382	805	752
South America	509	536	997	1,067
Asia	394	379	786	746
Surface Technologies	174	165	343	328
Total sales	$3,113	$3,014	$6,139	$5,902

OPERATING PROFIT
North America	$398	$381	$776	$739
Europe	78	69	157	131
South America	113	123	226	237
Asia	76	61	151	124
Surface Technologies	32	31	62	57
Segment operating profit	697	665	1,372	1,288
Venezuela currency devaluation	-	-	-	(23)
Total operating profit	$697	$665	$1,372	$1,265

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2014		2013
	Q2	Q1	Q4 (b)	Q3 (b)	Q2	Q1 (b)
FROM THE INCOME STATEMENT
Sales	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
Cost of sales	1,767	1,726	1,699	1,697	1,710	1,638
Selling, general and administrative	335	326	332	336	344	337
Depreciation and amortization	293	285	287	281	275	266
Research and development	24	23	26	24	24	24
Venezuela currency devaluation and other charges	-	-	-	9	-	23
Other income (expenses) - net	3	9	24	4	4	-
Operating profit	697	675	690	670	665	600
Interest expense - net	43	46	56	41	41	40
Income taxes	183	176	136	175	174	164
Income from equity investments	10	9	9	8	11	10
Net income (including noncontrolling interests)	481	462	507	462	461	406
Less: noncontrolling interests	(14)	(14)	(33)	(17)	(16)	(15)
Net income - Praxair, Inc.	$467	$448	$474	$445	$445	$391

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.58	$1.51	$1.59	$1.49	$1.49	$1.30
Cash dividends per share	$0.65	$0.65	$0.60	$0.60	$0.60	$0.60
Diluted weighted average shares outstanding (000's)	295,976	297,253	298,225	298,357	298,654	299,700

FROM THE BALANCE SHEET
Net debt (a)	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563
Capital (a)	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344
Debt-to-capital ratio (a)	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$847	$536	$964	$904	$577	$472
Capital expenditures	384	393	516	516	522	466
Acquisitions	46	124	12	42	171	1,098
Cash dividends	190	191	177	176	177	178

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$1,000	$969	$986	$968	$951	$899
Debt-to-adjusted EBITDA ratio (a)	2.3	2.3	2.2	2.2	2.1	2.1
Number of employees	27,735	27,578	27,560	27,794	28,878	27,380

SEGMENT DATA
SALES
North America	$1,628	$1,580	$1,567	$1,588	$1,552	$1,457
Europe	408	397	404	386	382	370
South America	509	488	481	494	536	531
Asia	394	392	394	385	379	367
Surface Technologies	174	169	164	160	165	163
Total sales	$3,113	$3,026	$3,010	$3,013	$3,014	$2,888
OPERATING PROFIT
North America	$398	$378	$393	$406	$381	$358
Europe	78	79	75	64	69	62
South America	113	113	115	115	123	114
Asia	76	75	80	67	61	63
Surface Technologies	32	30	27	27	31	26
Segment operating profit	697	675	690	679	665	623
Venezuela currency devaluation and other charges	-	-	-	(9)	-	(23)
Total operating profit	$697	$675	$690	$670	$665	$600

(a)	Non-GAAP measure, see Appendix.

(b)

2013 includes: (i) a charge of $18 million ($12 million after-tax, or $0.04 per diluted share) related to a bond redemption and an income tax benefit of $40 million ($24 million after non-controlling interests, or $0.08 per diluted share) related to the realignment of Praxair's Italian legal structure, both recorded during the fourth quarter; (ii) a charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement in the third quarter; and (iii) a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation in the first quarter.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts in 2013 are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)

					Net Income -
	Operating Profit		Income Taxes		Praxair, Inc.		Diluted EPS
	2014	2013	2014	2013	2014	2013	2014	2013

Year to Date June 30,
Reported GAAP amounts	$1,372	$1,265	$359	$338	$915	$836	$3.08	$2.79
Non-GAAP adjustment:
Venezuela currency devaluation (a)	-	23	-	-	-	23	-	0.08
Adjusted amounts	$1,372	$1,288	$359	$338	$915	$859	$3.08	$2.87

(a) There were no non-GAAP adjustments for the quarters ended June 30, 2014 and 2013.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, the 2013 third quarter pension settlement, and the 2013 first quarter loss on Venezuela currency devaluation; the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit.

	2014		2013				2012
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,165	$9,270	$8,811	$9,026	$9,106	$8,676	$7,362	$7,136	$6,995	$6,856
Less: cash and cash equivalents	(173)	(144)	(138)	(134)	(102)	(113)	(157)	(108)	(104)	(107)
Net debt	8,992	9,126	8,673	8,892	9,004	8,563	7,205	7,028	6,891	6,749
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	194	195	307	290	259	255	252	243	232	232
Praxair, Inc. shareholders' equity	6,911	6,600	6,609	6,210	5,928	6,169	6,064	6,015	5,615	5,940
Noncontrolling interests	395	398	394	365	357	357	357	331	279	327
Total equity and redeemable noncontrolling interests	7,500	7,193	7,310	6,865	6,544	6,781	6,673	6,589	6,126	6,499
Capital	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248

Debt-to-capital	54.5%	55.9%	54.3%	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$697	$675	$690	$679	$665	$623	$616	$623	$636	$627
Less: adjusted income taxes (a)	(183)	(176)	(182)	(178)	(174)	(164)	(162)	(164)	(169)	(165)
Less: tax benefit on adjusted interest expense (a)	(12)	(13)	(11)	(11)	(11)	(11)	(10)	(10)	(9)	(10)
Add: income from equity investments	10	9	9	8	11	10	9	8	10	7
Adjusted net operating profit after-tax (NOPAT)	$512	$495	$506	$498	$491	$458	$453	$457	$468	$459
4-quarter trailing adjusted NOPAT	$2,011	$1,990	$1,953	$1,900	$1,859	$1,836

Ending capital (see above)	$16,492	$16,319	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248
5-quarter average ending capital	$16,020	$15,790	$15,302	$14,829	$14,281	$13,821

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.6%	12.6%	12.8%	12.8%	13.0%	13.3%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$467	$448	$462	$451	$445	$414	$414	$419	$429	$419
4-quarter trailing adjusted net income - Praxair, Inc.	$1,828	$1,806	$1,772	$1,724	$1,692	$1,676

Ending Praxair, Inc. shareholders' equity	$6,911	$6,600	$6,609	$6,210	$5,928	$6,169	$6,064	$6,015	$5,615	$5,940
5-quarter average Praxair shareholders' equity	$6,452	$6,303	$6,196	$6,077	$5,958	$5,961

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.3%	28.7%	28.6%	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$467	$448	$462	$451	$445	$414	$414	$419	$429	$419

Add: adjusted noncontrolling interests (a)	14	14	17	17	16	15	14	12	15	13
Add: adjusted interest expense - net (a)	43	46	38	41	41	40	35	36	33	37
Add: adjusted income taxes (a)	183	176	182	178	174	164	162	164	169	165
Add: depreciation and amortization	293	285	287	281	275	266	254	248	247	252
Adjusted EBITDA	$1,000	$969	$986	$968	$951	$899	$879	$879	$893	$886
4-quarter trailing adjusted EBITDA	$3,923	$3,874	$3,804	$3,697	$3,608	$3,550

Ending net debt (see above)	$8,992	$9,126	$8,673	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749
5-quarter average net debt	$8,937	$8,852	$8,467	$8,138	$7,738	$7,287

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.3	2.3	2.2	2.2	2.1	2.1

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2014 as compared to 2013 Adjusted Diluted EPS.

		Fourth	Third	First	Third
	Year	Quarter	Quarter	Quarter	Quarter
	2013	2013	2013	2013	2012
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,625	$690	$670	$600	$558
Add: Pension settlement charge	9	-	9	-	9
Add: Venezuela currency devaluation	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	56
Total adjustments	32	-	9	23	65
Adjusted operating profit	$2,657	$690	$679	$623	$623

Reported sales	$11,925	$3,010	$3,013	$2,888	$2,774
Adjusted operating profit margin	22.3%	22.9%	22.5%	21.6%	22.5%

Adjusted Interest Expense - net
Reported interest expense - net	$178	$56	$41	$40	$36
Less: Bond redemption	(18)	(18)	-	-	-
Adjusted interest expense - net	$160	$38	$41	$40	$36

Adjusted Income Taxes
Reported income taxes	$649	$136	$175	$164	$90
Add: Bond redemption	6	6	-	-	-
Add: Income tax benefit	40	40	-	-	55
Add: Pension settlement charge	3	-	3	-	3
Add: Cost reduction program	-	-	-	-	16
Total adjustments	49	46	3	-	74
Adjusted income taxes	$698	$182	$178	$164	$164

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,447	$634	$629	$560	$522
Add: Bond redemption	18	18	-	-	-
Add: Pension settlement charge	9	-	9	-	9
Add: Venezuela currency devaluation	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	56
Total adjustments	50	18	9	23	65
Adjusted income before income taxes and equity investments	$2,497	$652	$638	$583	$587

Adjusted income taxes (above)	$698	$182	$178	$164	$164
Adjusted effective tax rate	28%	28%	28%	28%	28%

Adjusted Noncontrolling interests
Reported noncontrolling interests	$81	$33	$17	$15	$10
Less: Income tax benefit	(16)	(16)	-	-	-
Add: Cost reduction program	-	-	-	-	2
Total adjustments	(16)	(16)	-	-	2
Adjusted noncontrolling interests	$65	$17	$17	$15	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,755	$474	$445	$391	$430
Add: Bond redemption	12	12	-	-	-
Less: Income tax benefit	(24)	(24)	-	-	(55)
Add: Pension settlement charge	6	-	6	-	6
Add: Venezuela currency devaluation	23	-	-	23	-
Add: Cost reduction program	-	-	-	-	38
Total adjustments	17	(12)	6	23	(11)
Adjusted net income - Praxair, Inc.	$1,772	$462	$451	$414	$419

Adjusted Diluted EPS
Reported diluted EPS	$5.87	$1.59	$1.49	$1.30	$1.43
Add: Bond redemption	0.04	0.04	-	-	-
Less: Income tax benefit	(0.08)	(0.08)	-	-	(0.18)
Add: Pension settlement charge	0.02	-	0.02	-	0.02
Add: Venezuela currency devaluation	0.08	-	-	0.08	-
Add: Cost reduction program	-	-	-	-	0.12
Total adjustments	0.06	(0.04)	0.02	0.08	(0.04)
Adjusted diluted EPS	$5.93	$1.55	$1.51	$1.38	$1.39

Full-Year 2014 Diluted EPS Guidance
	Full Year 2014
	Low End	High End

Diluted EPS guidance	$6.30	$6.45

2013 adjusted diluted EPS (see above)	$5.93	$5.93

Percentage change	6%	9%

CONTACT:
Praxair, Inc.
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com